State of Delaware
Secretary of State
Division of Corporations
Delivered 06:47 PM 07/02/2004
FILED 05:44 PM 07/02/2004
SRV 040492698 - 2119174 FILE

STATE OF DELAWARE
AMENDMENT TO THE
SECOND AMENDED AND RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP
OF
CEDAR FAIR, L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership of Cedar Fair, L.P., a Delaware limited partnership (the "Partnership"), pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the limited partnership is Cedar Fair, L.P.

SECOND: Article 4 of the Second Amended and Restated Certificate of Limited Partnership shall be amended to read as follows:

4. General Partner. The name and business address of the general partner is:

Cedar Fair Management, Inc.
One Cedar Point Drive
Sandusky, Ohio 44870

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Second Amended and Restated Certificate of Limited Partnership of the Partnership this 8th day of June, 2004.

CEDAR FAIR MANAGEMENT, INC.

By: [signature]
Name: Richard L. Kinzel
Title: Chairman, President and Chief Executive Officer